UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 16, 2021

Advanzeon Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-9927	95-2594724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 W. Busch Blvd., Suite 701, Tampa, Fl.	33618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 813.517.8484

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth Registrant as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth Registrant ☐

If an emerging growth Registrant, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CHCR	OTC-PINK

Item 4.01 Change in Registrant’s Certifying Accountant

On September 16, 2021, the U.S. Bankruptcy Court for the Middle District of Florida, Tampa Division approved the Registrant’s application to have BF Borgers, CPA PC (“Borgers”) appointed as the Registrant’s independent registered public accounting firm to audit the Registrant’s financial statements. The Registrant’s Audit Committee of the Registrant’s Board of Directors approved of the appointment of Borgers and recommended that the Board of Directors appoint Borgers. On September 13, 2021, the Board of Directors unanimously approved the appointment of Borgers. The appointment is effective September 16, 2021.

Prior to the engagement of Borgers neither the Registrant nor anyone on its behalf consulted Borgers regarding, (i) the application of accounting principles to a specific transaction, either completed or proposed or the type of audit opinion that might be rendered on the Registrant’s financial statements and no written report or oral advice was provided by Borgers to the Registrant that Borgers concluded was an important factor considered by the Registrant in reaching a decision as to accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as described in Item 304(a)1)(iv) of Regulation S-K and related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Advanzeon Solutions, Inc.
DATE: September 17, 2021
	By:	/s/ Clark A. Marcus
Clark. A. Marcus Chief Executive Officer

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